EXCLUSIVE AGREEMENT
--------------------------------------------------------------------------------

BETWEEN:    NEBO Products, Inc, of 12382 Gateway Parkplace #300, Draper, UT and
            Taiwan Zest Industrial Company, Ltd.,  of No.2 Lane 194, Kan Cheng
            Street, Nan Tun District, Taichung, Taiway, R.O.C.
SUBJECT:    RH-3 Reversible ratcheting screwdriver (a.k.a. NEBO 13-in-1)
DATE:       April 16th, 2001
--------------------------------------------------------------------------------

TAIWAN ZEST INDUSTRIAL CO. LTD., and MEENG GANGE ENTERPRISES LTD., the agent and factory, which produce and distribute the RH-3 reversible ratcheting screwdriver agree that they will assign the exclusive rights to distribute the RH-3 (13-in-1 screwdriver) in the United States only to NEBO Products and through our associate, PMMI in Canada.

This agreement will take effect from April 1st, 2001, and will expire on March 31st, 2002. The agreement can be renewed annually on the expiration date upon mutual agreement of all parties, subject to NEBO Products informing Taiwan Zest Industrial Company Ltd. and Meeng Gang Enterprise Co. Ltd. of their intention to do so three months prior to the expiration date.

NEBO Products agrees to purchase 26,640 dozen pieces during this period and to pay Taiwan Zest by T/T 45 days after the on-board date of each shipment. NEBO further agrees to provide Taiwan Zest with two to three month's notice in advance of its orders.

Taiwan Zest Industrial Co. Ltd and Meeng Gang Enterprises Ltd. agree that they, staff members or their agents will not sell/offer the RH-3 to any agent or company in or out of Taiwan which deals directly or indirectly with any US manufacturer, distributor, wholesaler, retailer or importer other than NEBO Products. Any request for this product by any agent or U.S. company will be referred directly to NEBO Products.

Taiwan Zest will retain the rights if NEBO Products does not accomplish the mutually established quota of 26,640 dozen pieces during this period. However, any products manufactured by Meeng Gang that are too similar in style to the RH-3 and RH-4 in options/designs or parts thereof, which are offered to competitors here in the United States, may result in NEBO Products inability to carry out the full quota of the 26,640 dozen pieces. In such an instance NEBO Products would still retain the exclusive rights to the RH-3 but the quota of 26,640 dozen would be reassessed in agreement between Taiwan Zest and NEBO Products

/s/
-------------------------------------------------------  -----------------------
Song Ming Lee- President Meeng Gang Enterprise Co. Ltd.  Date

/s/
-------------------------------------------------------  -----------------------
Piao Wu- President of Taiwan Zest Industrial Co. Ltd.    Date



   /s/ Scott Holmes                                      April [illegible], 2001
-------------------------------------------------------  -----------------------
Scott Holmes- CEO NEBO Products, Inc.                    Date